Exhibit 8.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com
March 24, 2025
Ally Auto Assets LLC Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

Re:	Ally Auto Assets LLC

Registration Statement on Form SF-3 (No. 333- )

Ladies and Gentlemen:

We have acted as special federal tax counsel to Ally Auto Assets LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of asset-backed notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a trust agreement (as amended and restated, the “Trust Agreement”) between the Company and a trustee. The Notes will be issued pursuant to an indenture (each, an “Indenture”) between the related Trust and a financial institution acting as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion letter, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Pooling Agreement, the form of Trust Agreement, the form of Trust Sale Agreement, the form of Servicing Agreement, the form of Custodian Agreement, the form of Administration Agreement, the form of Asset Representations Review Agreement and the form of Securities Account Control Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership which operates in temporary association with Hong Kong partnership Johnson Stokes & Master)

and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

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discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the statements constitute matters of U.S. federal income tax law or legal conclusions with respect thereto relating to U.S. federal tax matters set forth in the Prospectus forming part of the Registration Statement (to the extent they relate to U.S. federal income tax consequences) under the headings “Summary—Tax Status” and “Material Federal Income Tax Consequences”, and to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, we hereby confirm and adopt the opinions set forth therein (subject to the qualifications, assumptions, limitations and exceptions set forth therein).

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Mayer Brown LLP

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We know that we are referred to under the captions referred to above included in the Prospectus, and we hereby consent to the use of our name therein and to use of this opinion letter for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP